Brookville Special Purpose Fund LLC

October 23rd, 2015

RoomLinx Inc., / Signal Point Holdings Corp.
Continental Plaza
433 Hackensack Ave
Hackensack, NJ 07601
Attn: Aaron Dobrinsky, CEO

WITHOUT PREJUDICE FOR SETTLEMENT PURPOSES ONLY

Re: Brookville Special Purpose Fund, LLC Note Modification.

Dear Mr. Tenore:

As you are aware, RoomLinx, Inc. / Signal Point Holdings Corp is currently in arrears $155,119.32 (July, August and September each at $51,706.44) with a Balloon Payment of $2,049,801.81 due and owing on November 1, 2015. Under the Modification Agreement, Brookville agrees to the following without waiving any Rights, Cures, Remedies or Security Interest under its Note, UCC's or other Security:

1) **On or before November 15th , 2015; RoomLinx, Inc. / Signal Point Holdings Corp will pay Brookville $155,119.31; and**
2) **Brookville will extend its Balloon Payment from November 1, 2015 to November 1, 2016, on the condition that RoomLinx Inc., / Signal Point Holdings Corp, makes the following payments:**
    i) **July, August and September arrears totaling $155,119.32 on or before November 15th, 2015.**
    ii) **Monthly Interest Payment of $23,914.35 on or before November 15, 2015 and every 15th of the month thereafter thru October 15th 2016; and**
    iii) **Balloon Payment of $2,049,801.81 on or before November 1, 2016.**
3) **On or before November 15th , 2015 RoomLinx, Inc. / Signal Point Holdings Corp will pay Peter Ginsberg, Esq., $25,000 for legal fee's related to the default and other matters.**

In the event that any of the foregoing payments are not made when due as set forth above, RoomLinx, Inc. / Signal Point Holdings Corp shall be liable to Brookville for all amounts due and owing plus default interest at 24% and legal fees.

/s/ Robert DePalo, CEO

Agreed and accepted on this day October_27_2015
RoomLinx Inc., / Signal Point Holdings Corp.

By:__________________________
Aaron Dobrinsky, CEO

One Beech Tree Lane
Brookville, NY 11545
Tel (516) 578-0597
eMail: rpdepalo@optonline.net